QuickLinks -- Click here to rapidly navigate through this document

Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We consent to the use in this Registration Statement on Form N-2 of our reports dated February 27, 2019, relating to the consolidated financial statements of New Mountain Finance Corporation and subsidiaries and the effectiveness of New Mountain Finance Corporation's internal control over financial reporting, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated February 27, 2019, relating to information of New Mountain Finance Corporation set forth under the heading "Senior Securities" appearing in the Registration Statement.

          We also consent to the reference to us under the headings "Selected Financial and Other Data", "Senior Securities" and "Independent Registered Public Accounting Firm" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
March 14, 2019

QuickLinks

  Exhibit (n)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM